UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2007

CepTor Corporation
 (Exact name of registrant as specified in its charter)

Delaware	333-105793	11-2897392
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

462 Seventh Avenue, Suite 1200, New York, New York	10018
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 629-0804

200 International Circle, Suite 5100, Hunt Valley, Maryland 21030
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT

On February 1, 2007, the Board of Directors of CepTor Corporation (the “Company”) approved, subject to execution of a definitive engagement letter, the retention of Bernstein & Pinchuk, LLP, certified public accountants (the “Accountant”) to serve as its independent registered public accounting firm. The Accountant replaces Marcum & Kliegman LLP (“M&K”), which was dismissed by the Company, upon the approval of its Board of Directors, as its independent registered public accounting firm as of February 1, 2007.

During the term of M&K’s engagement and through the date of this Report, there have been no disagreements between the Company and M&K on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure, which, if not resolved to the satisfaction of M&K, would have caused M&K to make reference to the subject matter in connection with their report on the Company’s financial statements for the years ended December 31, 2004 and 2005. In addition, except as set forth below, there were no reportable events, as listed in Item 304(a)(1)(iv) of Regulation S-B.

During the last two completed fiscal years and the subsequent interim periods, neither the Company nor anyone on its behalf has consulted the Accountant regarding (i) either: the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statements; as such, no written or oral advice was provided, and none was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issues; or (ii) any matter that was a subject of a disagreement or reportable event with M&K, as there were none.

M&K’s report on the financial statement of the Company for the year ended December 31, 2005 was qualified by uncertainty concerning the substantial doubt as to the Company’s ability to continue as a going concern.

M&K, prior to its dismissal, advised the Company that information came to its attention that if further investigated might cause it to conclude that an amendment and/or restatement of its June 30, 2006 financial statements may be required. Specifically, a question has arisen as to the Company’s triggering of certain cross default provisions on its debt instruments by failing to repay a note which matured in July 2006. If it is determined that such default had not been waived, the Company may be required to present substantially all of its debt obligations as current liabilities in its June 30, 2006 balance sheet and make certain related disclosures. In addition, the Company was in the process of responding to an SEC comment letter dated November 20, 2006 which response was not yet finalized at the time of M&K’s dismissal. M&K advised the Company that due to its dismissal, it did not have the opportunity to evaluate the SEC’s comments and was therefore unable to conclude as to whether any such comments contained in the letter could have an impact on previously reported financial statements or financial statements of any interim periods preceding the date of M&K’s dismissal.

M&K also previously advised the Company that it identified certain matters that it believes constitute material weaknesses in its internal controls over its financial reporting. One such material weakness relates to the Company’s ability to ensure that its accounting for equity based transactions was accurate and complete. In addition, M&K advised the Company that its finance department was understaffed and therefore lacked segregation of duties.

The Company provided M&K with a copy of this disclosure on February 7, 2007, providing M&K with the opportunity to furnish the Company with a letter addressed to the Securities and Exchange Commission containing any new information, clarification of the Company’s expression of its views, or the respect in which M&K does not agree with the statements contained herein.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits

Exhibit No.	Description
16	Letter from Marcum & Kliegman LLP dated February 7, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEPTOR CORPORATION

Date: February 7, 2007

By: /s/ Howard Becker
Howard Becker,
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
16	Letter from Marcum & Kliegman LLP dated February 7, 2007